Exhibit 5

June 23, 2004

        Our File No 2020755-0000308531

UnionBanCal Corporation
400 California Street, Twelfth Floor
San Francisco, CA 94104

Attention:	Morris W. Hirsch, Esq. Senior Vice President and Deputy General Counsel

Resale Registration Statement on Form S-3 of UnionBanCal
Corporation on Behalf of Selling Securityholder

Ladies and Gentlemen:

We have acted as counsel to UnionBanCal Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares (the "Shares") of the Company's Common Stock, $1.00 par value per share, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date of this opinion, on behalf of one selling securityholder. The Shares are to be issued in exchange for shares of Jackson Federal Bank pursuant to an Agreement and Plan of Merger by and among UnionBanCal Corporation, Union Bank of California, N.A., Jackson National Life Insurance Company and Jackson Federal Bank dated as of July 1, 2004 (the "Merger Agreement").

As counsel to the Company, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such documents and instruments as we have deemed appropriate, including the following documents and instruments:

A.
The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on July 13, 2004.

B.
The Certificate of Good Standing of the Company, issued by the Delaware Secretary of State on July 13, 2004.

C.
The By-Laws of the Company, certified by the Secretary of the Company on July 23, 2004.

D.
Records of proceedings and actions of the Board of Directors of the Company on June 3, 2004 and of the Finance and Capital Committee of the Company's Board of Directors on July 19, 2004.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied. We have also assumed that the Company will receive the specified consideration for the Shares as set forth in the warrants which were issued in connection with the purchase agreements.

This opinion is limited solely to the Delaware General Corporation Law and applicable provisions of the Delaware Constitution, as applied by courts located in Delaware, and the reported judicial decisions interpreting the Law.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance of the Shares in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Merger Agreement and the Shares, and to the reference to this firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/BINGHAM MCCUTCHEN LLP

BINGHAM McCUTCHEN LLP